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As filed with the Securities and Exchange Commission on April 25, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EVANS & SUTHERLAND COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Utah	87-0278175
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification No.)

600 Komas Drive
Salt Lake City, Utah 84108
(Address of Principal Executive Offices and Zip Code)

1991 Employee Stock Purchase Plan of Evans & Sutherland Computer Corporation
(Full Title of the Plan)

William M. Thomas
Evans & Sutherland Computer Corporation
600 Komas Drive
Salt Lake City, Utah 84108
(801) 588-1000
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
David F. Evans, Esq.
Snell & Wilmer L.L.P. Gateway Tower West
15 W. South Temple, Suite 1200, Salt Lake City, Utah 84111
(801) 257-1900

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock $.20 par value	300,000	$4.61	$1,383,000	$111.88

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock that may be issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant's outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock as reported on The Nasdaq National Market on April 21, 2003.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

        This registration statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the same employee benefit plan is effective.

        Registrant's registration statement on Form S-8, filed with the Commission on March 27, 1991 (File No. 33-39632), is incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

        Exhibit Index located at Page 4.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 24th day of April 2003.

EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation
By:	/s/ WILLIAM M. THOMAS William M. Thomas Vice President, Corporate Financial Officer and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES R. OYLER James R. Oyler	Director, Chief Executive Officer, President (Principal Executive Officer)	April 24, 2003
/s/ WILLIAM M. THOMAS William M. Thomas	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	April 24, 2003
* Gerald S. Casilli	Director	April 24, 2003
* Wolf-Dieter Hass	Director	April 24, 2003
* Ivan E. Sutherland	Director	April 24, 2003
* David J. Coghlan	Director	April 24, 2003
* William Schneider	Director	April 24, 2003
By:	/s/ WILLIAM M. THOMAS William M. Thomas * Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Evans & Sutherland Computer Corporation 1991 Employee Stock Purchase Plan, as amended through February 27, 2003
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of KPMG LLP
23.2	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX